SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                January 28, 1997


                            Long Island Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                         0-23526                11-3198508
(State or Other Jurisdiction            (Commission File     (I.R.S. Employer
 of Incorporation)                       Number)             Identification No.)


201 Old Country Road
Melville, New York                                              11747-2724
(Address of Principal                                           (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code (516) 547-2000


                                 Not Applicable

          (Former Name of Former Address, if Changed Since Last Report)

Item 1.           Changes in Control Registrant
                           Not Applicable

Item 2.           Acquisition or Disposition of Assets
                           Not Applicable

Item 3.           Bankruptcy or Receivership
                           Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant
                           Not Applicable

Item 5.           Other Events
                           Press Release of Long Island Bancorp, Inc.
                              dated January 28, 1997

Item 6.           Resignations of Registrant's Directors
                           Not Applicable

Item 7.           Financial Statements and Exhibits
                           (a)  Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 LONG ISLAND BANCORP, INC.


                                          By:  /S/       Mark Fuster
                                             --------------------------
                                        Name:            Mark Fuster
                                       Title:           Chief Financial Officer
                                                       (principal financial and
                                                        accounting officer)


Date:    January 28, 1997

LONG ISLAND BANCORP, INC.          NEWS RELEASE
201 Old Country Road
Melville, New York  11747
                                    Contact:

                                              Mary M. Feder
                                              Vice President, Investor Relations
                                              516-547-2607

            LONG ISLAND BANCORP, INC. REPORTS FIRST QUARTER EARNINGS
         Melville, New York, January 28, 1997 - Long Island Bancorp, Inc. (NASDAQ: LISB), the holding company for The Long Island Savings Bank, FSB today reported net income of $11.9 million for the quarter ended December 31, 1996 as compared with $11.6 million for the quarter ended December 31, 1995. Earnings per share were $0.50 for the quarter ended December 31, 1996 compared with $0.47 for the same quarter in 1995.
         Commenting on the first quarter earnings, John J. Conefry, Jr., Chairman of the Board, President and Chief Executive Officer stated, "During the quarter, we grew net interest income to $40.3 million, the highest quarterly level within the past 3 years. We reduced our General and Administrative expenses from the quarter ended September 30, 1996 reflecting our focus on current and future cost containment efforts. We look forward to additional G&A reductions resulting from changes made to the Company's stock based benefit plans which were effective January 1, 1997 and lower federal insurance premiums resulting from the enactment of The Deposit Insurance Funds Act of 1996." Commenting on other events this quarter, Mr. Conefry stated "our continued strong financial performance has enabled us to increase our dividend rate by 50% allowing shareholders to participate in our earnings growth."

EARNINGS SUMMARY FOR THE QUARTER ENDED DECEMBER 31, 1996
--------------------------------------------------------
         The Company's net interest income increased by $1.8 million to $40.3 million in the quarter ended December 31, 1996 compared with December 31, 1995. The increase in net interest income is attributable to the growth of the average real estate loan portfolio to $3.1 billion for the quarter ended December 31, 1996 from $2.0 billion for the quarter ended December 31, 1995. This growth was funded by a $540.7 million reduction in the average MBS portfolio and a $532.2 million increase in average borrowed funds. The net interest margin declined to 3.09% in the 1996 quarter from 3.32% in the 1995 quarter. On a trailing quarter basis, net interest income increased by $1.5 million over the September 30, 1996 quarter and the net interest margin remained constant at 3.09%.
         Total non-interest income decreased by $0.4 million, or 4.5%, to $8.8 million in the quarter ended December 31, 1996 from the quarter ended December 31, 1995. The decline is principally due to a decrease in the net gain on investment in real estate and premises of $2.7 million partially offset by increases in net gains on sale activity of $1.2 million and fee income of $0.9 million. The decline in the net gain on investment in real estate reflects a $2.0 million profit from the sale of three rental office properties that occurred in the December 31, 1995 quarter coupled with the resultant loss of rental income of $0.8 million from the sale of these and seven other real estate investment properties by the Company in fiscal 1996. The $1.2 million increase in net gains on sale activity reflects the execution of management's strategy of periodically realizing profits in the available-for-sale loan, investment and funding portfolios to enhance liquidity and to take advantage of higher yielding investments as they become available. The $0.9 million growth in total fee income is primarily attributable to increases in loan fees and service charges and loan servicing income.
         Total non-interest expense increased by $1.6 million, or 6.1%, to $27.4 million in the quarter ended December 31, 1996 compared with December 31, 1995. Contributing to the increase are additional compensation and benefit costs, office occupancy and equipment costs and other G&A expenses. Compensation and benefit costs increased by $0.9 million due to the increase in the value of the Company's common stock and its direct impact on stock-based compensation expense. Office occupancy and equipment costs increased $0.5 million primarily reflecting the Company's continued technological investments to improve its information and communication systems. Other G&A expenses increased $0.5 million due to additional expenditures related to the increase in mortgage origination volume. The effect of these increases on non-interest expense was partially mitigated by the reduction in federal insurance premiums due to a $0.5 million credit from SAIF in accordance with legislation enacted on September 30, 1996 to reduce the FDIC premium disparity between SAIF and BIF insured institutions. Beginning on January 1, 1997, deposit insurance premiums are anticipated to decline further as the Company's deposit assessment rate was reduced to 6.48 basis points from 23 basis points.
         Income tax expense decreased by $0.3 million to $8.2 million for the quarter ended December 31, 1996 as compared with the December 31, 1995 quarter. This decrease is attributable to the decline in the effective tax rate to 40.9% in 1996 from 42.5% in 1995. The decline in the effective tax rate principally reflects changes in the New York State tax bad debt deduction legislation.

BALANCE SHEET SUMMARY
---------------------
         Total assets at December 31, 1996 were $5.8 billion, an increase of $395.5 million from the amount reported at September 30, 1996. The growth in assets is attributable to increases of $330.7 million in total loans receivable held for investment and $90.5 million in cash and cash equivalents. Loan volume for the quarter ended December 31, 1996 was $767.6 million of which $187.1 million represents bulk purchases of loans.
         The increase in total liabilities primarily reflects an increase in borrowed funds of $422.9 million to $1.4 billion and a marginal increase in deposit liabilities of $28.1 million to $3.7 billion at December 31, 1996.
         Stockholders' equity increased by $6.6 million to $525.7 million during the quarter ended December 31, 1996. The increase consists of earnings of $11.9 million, an improvement of $2.2 million, net of tax, in unrealized gain on securities classified as available-for-sale and $2.4 million related to the Company's stock benefit plans. These increases were partially offset by the declaration of $3.4 million in dividends and the net purchase of treasury stock of $6.5 million. At December 31, 1996 book value per share amounted to $21.49.
         Certain reclassifications have been made to prior year amounts to conform to the current year presentation.
         Long Island Bancorp, Inc. is the holding company for The Long Island Savings Bank, FSB. The Long Island Savings Bank, FSB is a federally chartered FDIC-insured institution which serves its customers through 36 full service branch offices throughout Queens, Nassau and Suffolk counties. The Bank also operates mortgage loan offices across Long Island and in Connecticut, Delaware, Georgia, Maryland, New Jersey, North Carolina, Pennsylvania and Virginia, and maintains an Internet home page at the address: http: //www.lisb.com.
                           (Financial tables attached)
         This document contains forward looking statements based on current management expectations. The Company's actual results could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, the cost of funds, cost of federal deposit insurance premiums, cost of stock-based benefit plans, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Bank's loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, products, services and prices. Additional factors are described in the Company's public reports filed with the SEC.



                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                             DECEMBER 31,         SEPTEMBER
                                                                                                     30,
                                                                                 1996               1996
                                                                            ---------------    ---------------

                              A S S E T S
Cash and cash equivalents (including interest-earning assets of
$110,429 and
    $37,357, respectively)                                                  $      166,822     $       76,348

Investment in debt and equity securities, net:
      Available-for-sale                                                           164,307            180,650

Mortgage-backed securities, net:
      Held-to-maturity (estimated fair value of
        $19,521 and $21,120, respectively)                                          22,934             23,096

      Available-for-sale                                                         1,718,607          1,717,106

Stock in Federal Home Loan Bank of New York, at cost                                40,754             40,754

Loans held for sale, net                                                            51,104             57,969

Loans receivable held for investment, net:
      Real estate loans, net                                                     3,247,624          2,921,285

      Commercial loans, net                                                          7,788              7,810

      Other loans, net                                                             149,741            145,654

                                                                            ---------------    ---------------
      Loans, net                                                                 3,405,153          3,074,749

      Less allowance for possible loan losses                                     (33,488)           (33,912)

                                                                            ---------------    ---------------
      Total loans receivable held for investment, net                            3,371,665          3,040,837

Mortgage servicing rights, net                                                      35,597             29,687

Office properties and equipment, net                                                89,722             89,279

Accrued interest receivable, net                                                    33,047             32,962

Investment in real estate, net                                                      11,865             10,680

Deferred taxes                                                                      24,983             31,207

Excess of cost over fair value of assets acquired                                    5,156              5,265

Prepaid expenses and other assets                                                   22,777             27,951

                                                                            ---------------    ---------------
Total assets                                                                $    5,759,340     $    5,363,791

                                                                            ===============    ===============


        L I A B I L I T I E S  A N D  S T O C K H O L D E R S '  E Q U I T Y
Liabilities:
      Deposits                                                              $    3,661,125     $    3,633,010

      Official checks outstanding                                                   55,957             49,860

      Borrowed funds                                                             1,400,950            978,023

      Mortgagors' escrow liabilities                                                44,416             64,232

      Accrued expenses and other liabilities                                        71,205            119,572

                                                                            ---------------    ---------------
Total liabilities                                                                5,233,653          4,844,697

Stockholders' equity:
      Preferred stock ($0.01 par value, 5,000,000 shares authorized;
        none issued)                                                                ---                ---

      Common stock ($0.01 par value, 45,000,000 shares authorized;
        26,816,464 shares issued, 24,458,346 and 24,644,157
        outstanding, respectively)                                                     268                268

      Additional paid-in capital                                                   305,419            304,027

      Unallocated Employee Stock Ownership Plan                                   (18,658)           (19,230)

      Unearned Management Recognition & Retention Plan                             (5,088)            (5,551)

      Unrealized gain on securities available-for-sale, net of tax                   8,870              6,633

      Retained income-partially restricted                                         293,339            285,311

      Treasury stock, at cost (2,358,118 and 2,172,307 shares,                    (58,463)           (52,364)
      respectively)
                                                                            ---------------    ---------------
Total stockholders' equity                                                         525,687            519,094

                                                                            ---------------    ---------------
Total liabilities and stockholders' equity                                  $    5,759,340     $    5,363,791

                                                                            ===============    ===============




                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                  FOR THE THREE MONTHS ENDED
                                                                         DECEMBER 31,
                                                                -------------------------------
                                                                    1996            1995
                                                                -------------  ----------------

Interest income:
   Real estate loans                                            $     59,159   $     39,672
   Commercial loans                                                      178            209
   Other loans                                                         3,904          3,648
   Mortgage-backed securities                                         28,999         38,695
   Debt and equity securities                                          3,730          4,503
                                                                -------------  -------------
        Total interest income                                         95,970         86,727
                                                                -------------  -------------
Interest expense:
   Deposits                                                           39,438         39,421
   Borrowed funds                                                     16,276          8,895
                                                                -------------  -------------
        Total interest expense                                        55,714         48,316
                                                                -------------  -------------
        Net interest income                                           40,256         38,411
Provision for possible loan losses                                     1,500          1,600
                                                                -------------  -------------
        Net interest income after provision for possible              38,756         36,811
        loan losses
Non-interest income:
   Fees and other income:
      Loan fees and service charges                                    1,005            700
      Loan servicing fees                                              3,382          3,057
      Income from insurance and securities commissions                   508            327
      Deposit service fees                                             1,528          1,460
                                                                -------------  -------------
        Total fee income                                               6,423          5,544
      Other income                                                       862            661
                                                                -------------  -------------
        Total fees and other income                                    7,285          6,205
   Net gains on sale activity:
      Net gains on loans and mortgage-backed securities                1,975            625
      Net gains on investment in debt and equity                          98            259
      securities
                                                                -------------  -------------
        Total net gains on sale activity                               2,073            884
   Net (loss) gain on investment in real estate and premises           (515)          2,168
                                                                -------------  -------------
        Total non-interest income                                      8,843          9,257

Non-interest expense:
   General and administrative expense:
      Compensation, payroll taxes and fringe benefits                 14,128         13,277
      Advertising                                                      1,255          1,215
      Office occupancy and equipment                                   5,396          4,934
      Federal insurance premiums                                       1,905          2,217
      Other general and administrative expense                         4,624          4,144
                                                                -------------  -------------
        Total general and administrative expense                      27,308         25,787
   Amortization of excess of cost over fair value of assets
   acquired                                                              109             63
                                                                -------------  -------------
        Total non-interest expense                                    27,417         25,850
                                                                -------------  -------------
Income before income taxes                                            20,182         20,218
Provision for income taxes                                             8,248          8,597
                                                                -------------  -------------
Net income                                                      $     11,934   $     11,621
                                                                =============  =============


Primary earnings per common share                               $       0.50   $       0.47
                                                                =============  =============

Fully diluted earnings per common share                         $       0.50   $       0.47
                                                                =============  =============



                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                              AVERAGE BALANCE SHEET
                                                         FOR THE THREE MONTHS ENDED DECEMBER 31,
                                  --------------------------------------------------------------------------------------

                                                    1996                                         1995
                                  ------------------------------------------   -----------------------------------------
                                                                 AVERAGE                                      AVERAGE
                                     AVERAGE                     YIELD\           AVERAGE                      YIELD\
                                     BALANCE        INTEREST      COST            BALANCE        INTEREST       COST
                                  --------------  -------------  -----------   --------------  ------------  -----------
                                                                 (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:

Interest-earning cash
    equivalents                   $      58,388   $        766      5.20 %     $      37,161   $       519      5.56 %
Debt and equity securities
    and FHLB-NY stock, net (1)          213,001          2,964      5.57             282,627         3,984      5.64
Mortgage-backed securities, net       1,693,945         28,999      6.85           2,234,617        38,695      6.93
(1)
Real estate loans, net (2)            3,105,539         59,159      7.62           1,962,272        39,672      8.09
Commercial and other loans, net         140,214          4,082     11.65             114,391         3,857     13.49
(2)
                                  --------------  -------------  --------      --------------  ------------  --------
Total interest-earning assets         5,211,087         95,970      7.37           4,631,068        86,727      7.49
Other non-interest-earning              300,439                                      255,077
assets
                                  --------------  -------------                --------------  ------------
Total assets                      $   5,511,526   $     95,970                 $   4,886,145   $    86,727
                                  ==============  =============                ==============  ============

INTEREST BEARING LIABILITIES:
Deposits, net                     $   3,708,611   $     39,438      4.22 %     $   3,640,018   $    39,421      4.31 %
Borrowed funds                        1,133,506         16,276      5.70             601,284         8,895      5.89
                                  --------------  -------------  --------      --------------  ------------  --------
Total interest-bearing                4,842,117         55,714      4.57           4,241,302        48,316      4.53
liabilities
Non-interest-bearing                    144,903                                      119,822
liabilities
                                  --------------                               --------------
Total liabilities                     4,987,020                                    4,361,124
Total stockholders' equity              524,506                                      525,021
                                  --------------  -------------  --------      --------------  ------------  --------
Total liabilities and
stockholders' equity              $   5,511,526   $     55,714                 $   4,886,145   $    48,316
                                  ==============  -------------                ==============  ------------

Net interest income/spread (3)                    $     40,256      2.80 %                     $    38,411      2.96 %
                                                  =============  ========                      ============  ========
Net interest margin as %
    of interest-earning assets                                      3.09 %                                      3.32 %
    (4)
                                                                 ========                                    ========
Ratio of interest-earning
assets to interest-bearing                                        107.62 %                                    109.19 %
    liabilities
                                                                 ========                                    ========

(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $15.8 million and $13.5 million for the three months ended December 31, 1996 and 1995, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.







                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                              FINANCIAL HIGHLIGHTS



                                                     AT OR FOR THE THREE MONTHS
                                                         ENDED DECEMBER 31,
                                                  ----------------------------------

                                                      1996                1995
                                                  --------------     ---------------

SELECTED FINANCIAL RATIOS: (A)
Return on average assets                                 0.87%              0.95%
Return on average stockholders' equity                   9.10               8.85
Average stockholders' equity to average assets           9.52              10.75
Stockholders' equity to total assets                     9.13              10.81
Interest rate spread during period                       2.80               2.96
Net interest margin                                      3.09               3.32
Operating expenses to average assets                     1.98               2.11
Efficiency ratio                                        57.44              57.80
Average interest-earning assets to average
  interest-bearing liabilities                         107.62             109.19
Net interest income to operating expenses                1.47x               1.49x

SELECTED DATA:
Primary earnings per share                              $0.50              $0.47
Weighted average number of shares outstanding
  for primary earnings per share computation       23,775,402         24,655,050
Fully diluted earnings per share                        $0.50              $0.47
Weighted average number of shares outstanding
  for fully diluted earnings per share
  computation                                      23,849,372         24,716,796
Book value per share                                   $21.49             $20.87
Number of shares outstanding for book value per
  share computation                                24,458,346         25,552,573
Cash dividends declared per share                       $0.15              $0.10
Dividend payout ratio                                   30.00%              21.28%

                                                                        AT DECEMBER 31,
                                                                  ----------------------------

                                                                     1996             1995
                                                                  ------------     -----------

ASSET QUALITY RATIOS:
Non-performing loans to total gross loans                              1.53%           2.51%
Non-performing assets to total assets                                  1.08            1.29
Allowance for possible loan losses to non-performing loans            63.64           62.15


REGULATORY CAPITAL AT DECEMBER 31, 1996 FOR THE LONG ISLAND SAVINGS BANK, FSB:

                                                       REGULATORY               REGULATORY                     EXCESS
                                                        CAPITAL                  CAPITAL                       CAPITAL
                                                       REQUIREMENT                LEVEL                         LEVEL

                                                     AMOUNT     PERCENT        AMOUNT      PERCENT        AMOUNT     PERCENT

                                                                             (DOLLARS IN THOUSANDS)

Tangible capital                                  $  85,520       1.50%       $410,387      7.20%        $324,867     5.70%
Core capital                                        171,039       3.00         410,387      7.20          239,348     4.20
Risk-based capital                                  234,563       8.00         443,875     15.14          209,312     7.14

(a) Ratios for the three months ended December 31, 1996 and 1995 were calculated on an annualized basis.







                            LONG ISLAND BANCORP, INC.
                                 AND SUBSIDIARY
                            SUPPLEMENTAL INFORMATION
                     SELECTED FINANCIAL DATA - CASH EARNINGS



                                                                           THREE MONTHS ENDED DECEMBER 31,
                                                                 -----------------------------------------------------
                                                                           1996                        1995
                                                                 -------------------------    ------------------------
                                                                            (In thousands, except per share data)
Net income                                                       $          11,934            $           11,621

Add back selected non-cash items:
     Amortization of excess of cost over fair value
         of assets acquired                                                    109                            63

     Management Recognition & Retention Plan expense                           786                           352

     Employee Stock Ownership Plan expense                                   1,354                         1,009
                                                                 -------------------------    ------------------------

Cash earnings                                                    $          14,183            $           13,045
                                                                 =========================    ========================

Cash EPS                                                         $            0.60            $             0.53
                                                                 =========================    ========================



                                                                              AT OR FOR THE THREE MONTHS
                                                                                  ENDED DECEMBER 31,
                                                                 -----------------------------------------------------
                                                                           1996                        1995
                                                                 -------------------------    ------------------------
SELECTED FINANCIAL RATIOS BASED UPON CASH EARNINGS (A):

Cash return on average assets                                              1.03%                        1.07%
Cash return on average stockholders' equity                               10.82                         9.94
Cash return on average tangible stockholders' equity                      10.92                         9.99
Cash operating expenses to average assets                                  1.82                         1.99
Cash efficiency ratio                                                     52.71                        54.61
Net interest income to cash operating expenses                             1.61x                        1.58x





(a) Ratios for the three months ended December 31, 1996 and 1995 were calculated on an annualized basis.